Exhibit (a)(1)(C)

ELECTION FORM

Before signing this Election Form, please make sure you have received, read and understand the documents that make up this offer, including (1) the Offer to Exchange Eligible Options for New RSUs dated October 15, 2018 filed with the U.S. Securities and Exchange Commission and separately delivered to you by e-mail setting forth the terms of the Exchange Offer (as defined therein); (2) the e-mail from Christopher Aker, dated October 15, 2018; (3) the Instructions to this Election Form attached hereto; (4) this Election Form; and (5) the Agreement to the Terms of Election before completing and signing this page. The Exchange Offer is subject to the terms of these documents as they may be amended. The Exchange Offer expires at 5:00 p.m., Pacific Time, on Sunday, November 11, 2018 (the “Expiration Time”), unless extended. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

A list of your Eligible Options is attached as Exhibit A. IF YOU WANT TO PARTICIPATE IN THE EXCHANGE OFFER YOU MUST MAKE A SELECTION ON EXHIBIT A. If you wish to participate in the Exchange Offer with respect to any of your Eligible Options, please check the “Yes exchange Eligible Option” box for each Eligible Option on Exhibit A. Each Eligible Option you elect to tender for exchange must be tendered in whole. Please note that if the “No retain Eligible Option” box is checked OR if you fail to check any box for an Eligible Option, the Eligible Option will not be exchanged and your Eligible Option will remain outstanding subject to its original terms.

Each Eligible Option you elect to tender for exchange by timely completing and returning this Election Form (including Exhibit A) will be cancelled and we will grant you a new restricted stock unit award (each a “New RSU”) with the following terms (collectively, the “New RSU Terms”):

•	Each New RSU will not have an exercise or purchase price. Each New RSU will represent your right to receive one share of our common stock for each New RSU that vests in the future.

•

The number of shares to be granted to you under your New RSU will be determined using an exchange ratio that takes into account the fair value of your tendered Eligible Option. In no event will you be eligible to receive more New RSUs than the number of shares underlying the Eligible Options exchanged for the New RSUs.

•	Each New RSU will be granted under our 2012 Equity Incentive Plan.

•

The vesting schedule of each New RSU will be different for employees of Regulus (each, an “Employee”) and non-employee members of the board of directors (the “Board”) of Regulus (each a “Non-Employee Director”). In any case, you must remain in the service of Regulus continuously from the grant date through each vesting date to vest in the New RSU on that date. In the event that your service with Regulus terminates for any reason prior to the vesting date of any unvested portion of your New RSU, such unvested portion shall expire on your termination date.

•

If you are an Employee, the New RSU will only be eligible to vest if the Board or compensation committee of the Board (the “Committee”) certifies, in its sole discretion, that any one of three performance goals are attained within two (2) years following the grant date of the New RSU. If the Board or Committee certifies that we have met one of the performance goals, 50% of the New RSU will vest on the certification date and 50% of the New RSU will vest in equal three-month installments over the 24-month period following the certification date, provided you remain in the service of Regulus continuously from the grant date through each vesting date. The three performance goals are:

1.

the completion of a strategic transaction or financing that the Board, in its sole discretion, determines is reasonably expected to provide adequate cash runway for achievement of the Company’s strategic objectives;

1.

2.

the Company advances its pipeline by either entering into an agency agreement to resume Phase I clinical trials for its RGLS4326 product candidate for the treatment of autosomal dominant polycystic kidney disease (“ADPKD”) or patient enrollment of a Phase II clinical trial for RG-012 for the treatment of Alport syndrome resumes; or

3.

the Company submits an investigational new drug application (“IND”) to the U.S. Food and Drug Administration (“FDA”) for a new program (e.g., a program targeting the hepatitis B virus (“HBV”) or hepatitis C virus “HCV”)) and the IND becomes effective.

•

If you are a Non-Employee Director, the New RSU will vest in equal three-month installments over the twelve-month period following the grant date of your New RSU, provided you remain in the service of Regulus continuously from the grant date through each vesting date.

[Remainder of Page Intentionally Left Blank]

2.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE EXCHANGE OFFER DOCUMENTS, INCLUDING THIS ELECTION FORM (INCLUDING EXHIBIT A) AND THE FOLLOWING AGREEMENT TO THE TERMS OF ELECTION.

Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the Expiration Time, which will be 5:00 p.m., Pacific Time, on Sunday, November 11, 2018, unless we extend the Exchange Offer. The last valid election in place prior to the expiration of the Exchange Offer shall control.

Your signature and submission of this Election Form (including Exhibit A) indicates that you have read and agreed to the Agreement to the Terms of Election attached hereto.

(Signature of Eligible Holder)

(Eligible Holder’s Name, please print in full)

Date: ______________, 2018

3.

AGREEMENT TO THE TERMS OF ELECTION

To:	Regulus Therapeutics Inc. (“Regulus”)

10614 Science Center Drive

San Diego, California 92121

Attention: Daniel Chevallard

Email: TenderOffer@regulusrx.com

I acknowledge that:

1.

I tender to Regulus for exchange those potentially Eligible Options specified on Exhibit A to this Election Form and understand that, upon acceptance by Regulus, this Election Form will constitute a binding agreement between Regulus and me. I have checked the box corresponding to the potentially Eligible Options that I want to tender for exchange.

2.

I understand that any election that I make to tender an option for exchange that does not qualify as an Eligible Option will not be accepted and such options will remain in effect with their current terms and conditions following the Exchange Offer.

3.

I understand that my Eligible Options will not be eligible for exchange and my election will not be accepted if the exercise price of my Eligible Options is equal to or less than the closing price of a share of Regulus common stock on the last business day prior to the Expiration Time of the Exchange Offer as reported on the NASDAQ Stock Exchange.

4.

I understand that if I validly tender an Eligible Option for exchange and such Eligible Option is accepted, such Eligible Option will automatically be cancelled by Regulus in exchange for the grant of new restricted stock units (each, a “New RSU”) with the applicable New RSU terms described in the Offer to Exchange Eligible Options for New Restricted Stock Units.

5.

I understand that the exchange ratios to be used in the Exchange Offer cannot be known at this time and that after 1:00 p.m. (and no later than 5:00 pm), Pacific Time, on the last business day prior to the Expiration Time of the Exchange Offer, Regulus will distribute by e-mail to me the exact exchange ratios to be used in the Exchange Offer with respect to my Eligible Options and I will have until the Expiration Time to make any changes to any election that I have previously made to tender an option for exchange.

6.	I understand that each New RSU issued to me will be for the same or a lesser number of shares than the Eligible Options to which such New RSU replaces.

7.	I understand that all New RSUs will be granted pursuant to the Regulus 2012 Equity Incentive Plan.

8.	I understand that the New RSUs will have a different vesting schedule than the Eligible Options tendered in this Exchange Offer and that it is possible I may never vest in the New RSUs.

9.	Regulus has advised me to consult with my own advisors as to the consequences of participating or not participating in the Exchange Offer.

10.

To remain eligible to tender Eligible Options for exchange pursuant to the Exchange Offer, I understand that I must remain an Eligible Holder and must not have received nor given a notice of termination prior to the first business day following the time that the Exchange Offer expires, which is scheduled to be 5:00 p.m., U.S. Pacific Time, on Sunday, November 11, 2018, unless the Exchange Offer is extended. I understand that if I die or cease to provide services to Regulus and its subsidiaries (and have not submitted a notice of resignation or received a notice of termination) prior to the first business day following the time the Exchange Offer expires, Regulus will not accept my Eligible Options for exchange and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options with their current terms and conditions.

4.

11.

I understand that if I cease providing services to Regulus and its subsidiaries for any reason before my New RSUs vest, I will forfeit any unvested portion of my New RSUs, subject to the terms and conditions of my New RSU agreement.

12.	I understand that neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer will be construed as a right to continued employment or service with Regulus.

13.

I understand that in accordance with Sections 6 and 13 of the Offer to Exchange Eligible Options for New Restricted Stock Units, Regulus may terminate, modify or amend the Exchange Offer and postpone its acceptance and cancellation of any Eligible Options that I have tendered for exchange. In any such event, I understand that the Eligible Options tendered for exchange but not accepted will remain in effect with their current terms and conditions.

14.

I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Options at any time until the Exchange Offer expires as described in the Instructions to Election Form. I understand that this decision to tender my Eligible Options will be irrevocable as of the Expiration Time at 5:00 p.m., U.S. Pacific Time, on Sunday, November 11, 2018, unless the Exchange Offer is extended.

15.

I understand that I may receive certain future “confirmation letters” or other communications from Regulus in connection with the Exchange Offer, including a communication confirming if Regulus has received this Election Form and whether Regulus ultimately accepts or rejects this Election Form. Unless I have hereby provided Daniel Chevallard with an alternative e-mail address or alternative instructions for contacting me as hereby specified below, I hereby confirm that I will have access to my regular Regulus e-mail for purposes of these future communications.

Alternative contact information:

16.

I acknowledge that I have received the Offer to Exchange Eligible Options for New Restricted Stock Units, including the Summary Term Sheet – Questions and Answers (collectively, the “Offer Documents”) from Regulus, dated October 15, 2018, and I agree to all of the terms and conditions of the Offer Documents.

5.

INSTRUCTIONS TO ELECTION FORM

1.

DEFINED TERMS. All terms used in this Election Form but not defined have the meanings given them in the Offer to Exchange Eligible Options for New Restricted Stock Units, dated October 15, 2018 filed with the U.S. Securities and Exchange Commission and separately delivered to you by e-mail. References in this Election Form to “Regulus,” “we,” “us,” “our,” and “ours” mean Regulus Therapeutics Inc.

2.

EXPIRATION TIME. The Exchange Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 5:00 p.m., U.S. Pacific Time, on Sunday, November 11, 2018, unless the Exchange Offer is extended (and unless we have accepted the Eligible Options, you may also withdraw any such tendered securities at any time after 11:59 p.m. Pacific Time on Tuesday, December 11, 2018).

3.

DELIVERY OF ELECTION FORM. If you intend to tender Eligible Options under the Exchange Offer, a signed copy of this Election Form must be received by Regulus before 5:00 p.m., U.S. Pacific Time, on Sunday, November 11, 2018 (or such later date as may apply if the Exchange Offer is extended) by one of the following two means:

By Hand (during normal business hours on business days only)

To: Daniel Chevallard

Regulus Therapeutics Inc.

10614 Science Center Drive

San Diego, California 92121

By Email (By PDF or similar imaged document file) (at any time prior to the Expiration Time) TenderOffer@regulusrx.com

Your Election Form will be effective only upon receipt by us. Regulus will accept delivery of the signed Election Form only by one of the methods of delivery described above. The method of delivery is at your own option and risk. You are responsible for making sure that the Election Form is delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Election Form on time.

You are not required to tender any of your Eligible Options for exchange. If you choose to tender for exchange a particular Eligible Option, you must tender the entire option, but need not tender other Eligible Options held by you. On the Election Form, please check the box corresponding to the Eligible Option/s that you wish to tender for exchange. You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange and grant you New RSUs.

4.

WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Exchange Offer may be withdrawn at any time before 5:00 p.m., U.S. Pacific Time, on Sunday, November 11, 2018, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time (and unless we have accepted the Eligible Options, you may also withdraw any such tendered securities at any time after 11:59 p.m. Pacific Time on Tuesday, December 11, 2018).

To withdraw tendered Eligible Options, you must deliver by hand or email (a PDF or similar imaged document file) a properly completed and signed Notice of Withdrawal to Daniel Chevallard or by email to TenderOffer@regulusrx.com. Withdrawals that are hand delivered must be delivered during normal business hours on business days. Email withdrawals may occur at any time prior to the deadlines described above. Withdrawals may not be rescinded and any Eligible Options withdrawn will not be considered to be properly tendered unless the withdrawn Eligible Options are properly re-tendered before the Expiration Time by following the procedures described in Instruction 3 above.

6.

5.

SIGNATURES. Please sign and date this Election Form and complete Exhibit A. Except as described in the following sentence, this Election Form must be signed by the Eligible Holder who holds the Eligible Options to be tendered exactly as such Eligible Holder’s name appears on the applicable option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.

REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Exchange Offer (including requests for additional or hard copies of the Exchange Offer or this Election Form) should be directed to TenderOffer@regulusrx.com.

7.

IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options for exchange. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Options or any particular Eligible Holder before the expiration of the Exchange Offer. No Eligible Options will be accepted for exchange until the Eligible Holder exchanging the Eligible Options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Time. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

8.	CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.

9.

IMPORTANT U.S. TAX INFORMATION. You should refer to Section 12 of the Offering Memorandum, which contains important U.S. tax information. We encourage you to consult with your own financial and tax advisors if you have questions about your financial or tax situation.

7.

Exhibit A

Eligible Options - Election Choices

Participant Name	Grant Number	Grant Date	Option Exercise Price Per Share	Option Shares Eligible for Exchange as of October 15, 2018	Check the Box Below if you Want to Tender the Eligible Option for Exchange:
					Yes, exchange Eligible Option	No, retain Eligible Option
					☐	☐

INSTRUCTIONS: If you wish to participate in the Exchange Offer with respect to any of your Eligible Options, please check the “Yes exchange Eligible Option” box for each Eligible Option listed above. Each Eligible Option you elect to tender for exchange must be tendered in whole.

Please note that if the “No retain Eligible Option” box is checked OR if you fail to check any box for an Eligible Option, the Eligible Option will not be exchanged and your Eligible Option will remain outstanding subject to its original terms.

8.